                       Filed Pursuant to Rule 424(b)(3)
               Relating to Registration Statement No. 333-19901

                                  PROSPECTUS

                            PREMIER CONCEPTS, INC.

                        478,334 Shares of Common Stock
                     55,000 Common Stock Purchase Warrants

     We made a public offering of our securities in April 1997. In that offering we sold a total of 550,000 units, each unit consisting of 550,000 shares of common stock and 550,000 common stock purchase warrants. We also issued options to purchase 55,000 shares and 55,000 warrants to the representatives of the underwriters in the public offering. For the sake of clarity, in this prospectus the warrants issued to the public in the initial public offering will be referred as the IPO Warrants; the options issued to the representatives to purchase shares will be referred to as the Share Options; and the options issued to the representatives to purchase IPO Warrants will be referred to as the Warrant Options. We also included in the registration statement for the public offering 421,667 IPO Warrants, and 120,834 shares underlying those warrants to individuals for their resale of those warrants and shares to the public.

     This prospectus relates to the sale of (i) 450,834 shares of our common stock that may be issued by us upon the exercise of IPO Warrants; (ii) the resale of 55,000 IPO Warrants issuable upon exercise of the Representatives' Warrant Options; and (iii) the resale of 27,500 shares issuable upon exercise of the IPO Warrants referred to in (ii) above. The IPO Warrants are exercisable during the period ending April 21, 2001. The Representatives' Share and Warrant Options are exercisable during the period ending April 21, 2002.

     The Nasdaq Small Cap Market lists our shares and the warrants offered through this prospectus under the symbols "FAUX" and "FAUXW", respectively.
On January 24, 2000, the last reported sale price of the common stock and the IPO warrants, as reported on the Nasdaq Small Cap Market were $13.25 per share and $1.91 per IPO Warrant, respectively.

     Investing in the shares and the warrants involves risks. You should not purchase the warrants or the shares unless you can afford to lose your entire investment. See "Risk Factors" beginning on page 3 of this prospectus.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. It is illegal for anyone to tell you otherwise.

     The information in this prospectus is not complete.  It might change.
The shares and warrants may not be sold until the registration statement that we have filed with the SEC becomes effective. This prospectus is not an offer to sell the securities-and does not solicit offers to buy-in any state where the offer or sale is not permitted.

                  This prospectus is dated February 11, 2000.

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                              PROSPECTUS SUMMARY

THIS SUMMARY HIGHLIGHTS IMPORTANT INFORMATION ABOUT OUR BUSINESS AND ABOUT THE OFFERINGS. BECAUSE IT IS A SUMMARY, IT DOES NOT CONTAIN ALL THE INFORMATION YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES. PLEASE READ THE ENTIRE PROSPECTUS.


                               ABOUT OUR COMPANY

     Please note that throughout this Prospectus the words "we," "our" or "us" refers to Premier Concepts, Inc.

     We are involved in the marketing and retail of high-end reproduction jewelry, also known as "faux jewelry" through our national chain of 35 retail stores that operate under the names "Impostors" and "Elegant Pretenders." Our jewelry emulates fine classic jewelry, and includes designs inspired by famous jewelers such as Tiffany, Cartier and Bulgari, and also includes replicas of jewelry owned by celebrities. We purchase our products from suppliers in both the United States and overseas.

     Our executive offices are located at 3033 South Parker Road, Suite 120, Aurora, Colorado 80014. Our telephone number is (303) 338-1800.


                              ABOUT THE OFFERING

     This is an offering of warrants and shares of our common stock to persons who were issued options and warrants to purchase shares of our common stock and options to purchase warrants.


                              RECENT DEVELOPMENTS

     On November 10, 1999, our board of directors approved a term sheet that outlined the preliminary terms of a merger with AmazeScape.com. The merger will be effected only after the execution of definitive agreements and shareholder approval of both entities is obtained. Following the completion of the merger, the management and board of AmazeScape.com will be our management and board. The term sheet contemplates that a holding company named AmazeScape.com, Inc. will survive the merger. The holding company would trade on Nasdaq under a new symbol. Our current business will continue to operate under a separate wholly owned subsidiary of AmazeScape.com.

     AmazeScape.com is an Internet company that offers a multi-lingual portal, an international community Web site, and a private-label dial-up and high-speed digital subscriber line Internet service.

     We will provide financial and other information about AmazeScape.com after a definitive agreement has been executed. We cannot provide assurance that the merger will be consummated.


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                                 RISK FACTORS

AN INVESTMENT IN OUR SECURITIES IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. PLEASE CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS, AS WELL AS THE POSSIBILITY OF THE LOSS OF YOUR ENTIRE INVESTMENT, BEFORE DECIDING TO INVEST IN OUR SECURITIES.


WE HAVE A HISTORY OF OPERATING LOSSES

     We purchased the Impostors operation from a company that was in bankruptcy in 1994. In the last two years, we have suffered operating losses: in fiscal year ended January 31, 1999, we lost $1,059,688 and for the fiscal year ended January 25, 1998 we lost $587,175. We cannot be sure that we will ever return to profitable operations in the future.


WE HAVE LONG TERM LEASE COMMITMENTS FOR MOST OF OUR RETAIL STORES

     In most instances, we have to sign long term leases for the commercial space in which we run our retail stores. These leases have terms anywhere from three to fifteen years, and require an unconditional commitment of our capital. Even if the store produces losses, we still have the contractual commitment of these long term leases.


WE WILL REQUIRE ADDITIONAL CAPITAL

     We cannot be sure that we will have enough capital to finance our business strategy. We will continue to require substantial additional funds for capital expenditures and related expenses, including the further development of our web site and the opening of additional retail stores. The timing and amount of this spending is difficult to predict accurately and will depend upon many factors. At this time, we have no commitments for any additional financing and we cannot be assured that any commitments can be obtained on terms acceptable to us, or at all. We may seek additional funds through public offerings or private placements of our equity securities.
These public offerings or private placements may not require the prior approval of our shareholders. If we raise additional funds by issuing equity or debt securities, further dilution to our shareholders could occur. Also, we may grant registration rights to investors purchasing our securities. Debt financing, if we can obtain it, may involve pledging some or all of our assets. If adequate funds are not available, we may be required to delay, scale back or eliminate one or more of our development programs or to enter into arrangements that would require us to relinquish certain rights that we would not otherwise want to relinquish.


WE HAVE LIMITED WORKING CAPITAL

     Because of our history of operating losses, we have limited working capital and, as a result, we suffer from some financial uncertainty.


WE ARE DEPENDENT UPON OUR EMPLOYEES

     We rely on key employees whose absence could adversely affect our ability to successfully complete our business strategy. Our future success will depend in large part on our ability to attract, motivate and retain highly qualified employees. The loss of the services of any of our key personnel could have a material adverse effect upon our operations and marketing efforts. While we have written employment agreements with our President, Sissel Eckenhausen, our CFO, Todd Huss, and our COO, Kevin O'Brien, we cannot be sure that they will continue to serve the Company.


OUR ASSETS ARE ALREADY LEVERAGED

     A substantial portion of our assets are encumbered by debt. While we are current in our payment of this debt, future losses from our operations may impair our ability to service the debt. If we default in our secured debt, a creditor could foreclose against our assets and effectively force a termination of our business. In addition, our leveraged position impairs our ability to obtain additional financing to fund working capital requirements, capital expenditures or other purposes, and therefore renders us more vulnerable to extended economic downturns, restricts our ability to make acquisitions or otherwise exploit business opportunities and limits our flexibility to respond to changing economic conditions.


OUR BUSINESS IS HIGHLY COMPETITIVE

     We face significant competition from many companies throughout the country and worldwide which offer fashion and reproduction jewelry. Many of these competitors have significantly greater resources than ours and in many cases more retailing experience. Indirectly, we compete with retailers of fashion jewelry on the low end and fine jewelry on the upper end of the jewelry market. Within the faux jewelry industry, we compete against department stores, some of whom have significantly greater resources and retailing experience.


SOME OF OUR JEWELRY MAY BE SUBJECT TO INFRINGEMENT CLAIMS

     A significant portion of our products represent jewelry designs or concepts that we have copied from or which have been inspired by fine jewelry developed or sold by famous designers. While most jewelry designs are not protected by copyright or trademark law, on occasion a particular design may be subject to a design copyright or trademark registration obtained by the original designer. Because we have so many products, it is difficult for us to research each jewelry design that we purchase for resale to determine whether or not there may exist a copyright or trademark registration preventing its unauthorized duplication. While we have developed certain methods of merchandising and purchasing to minimize the risk, we cannot assure investors that from time to time we will not inadvertently infringe upon the intellectual property rights of third parties. Under these circumstances, we may be subject to liability to the owner of the design, copyright or trademark to disgorge our profits earned from sales of the particular product or, alternatively, we may have liability for statutory damages under copyright laws.


WE HAVE NO PROPRIETARY ADVANTAGE TO OUR JEWELRY DESIGNS

     Neither the design nor concept of any of our jewelry is subject to protection by the Company under applicable copyright, trademark or trade secret laws. As a result, we hold no proprietary advantage over others competing in our markets.


WE HAVE NO FIRM CONTRACTS WITH OUR SUPPLIERS

     We do not have any written contracts with any of our suppliers or manufacturers or commitments from any of our suppliers or manufacturers to continue to sell us their products. As a result, there is a risk that any of our suppliers or manufacturers may discontinue selling their products to us for any reason. Although we believe that we can establish alternative sources for most of our products, any delay in locating or establishing new relationships with other sources could result in product shortages and back orders for the product with resulting loss of revenues.


OUR BUSINESS IS HIGHLY SEASONAL

     Our business is highly seasonable with our mall locations generating nearly 20% of our business during the Christmas holiday season. Our 12 tourist locations are less sensitive to seasonal fluctuations; however, on a store-by-store basis, they do experience fluctuations based upon such factors as seasonal economic conditions, transportation costs and other factors affecting tourism in their particular locations. This seasonality results in higher demand for working capital at certain times of the year. Also, interim operating results are not necessarily indicative of our results of operations or financial conditions on an annual basis. We cannot accurately predict the potential adverse effect of seasonality on our business.


OUR STORES ARE SUBJECT TO LICENSING AND OTHER GOVERNMENTAL REQUIREMENTS

     Each of our retail locations must obtain certificates of authority to do business, permits and other licenses from state and local governmental authorities. Each governmental jurisdiction has its own requirements which can impose additional reporting requirements and costs. We have been able to obtain all necessary certificates, permits and licenses in the past; however, we cannot be sure that future changes in governmental regulation or the adoption of more stringent requirements may not have a material adverse impact upon our future operations.


OUR FUTURE SUCCESS DEPENDS ON INCREASING SALES THROUGH NEW MARKETS

     While we have maintained a web site for several years, until recently we have not made significant efforts to develop e-commerce over our web site and otherwise exploit the marketing opportunities of the internet. We believe that our future success will be affected by our ability to significantly expand our internet sales since our profit margin on these sales is much higher than sales from our traditional "brick and mortar" retail stores. However, as is typical in rapidly developing markets, demand for and market acceptance of internet products are subject to a high level of uncertainty.
In addition, issues concerning the commercial success of the internet remain unsolved and may affect the growth of internet use. Failure of the internet market to further develop or an unexpectedly slow development of the internet market, or our inability to successfully exploit the internet opportunity, may have a material adverse effect on our business, financial condition or results of operations.


WE MAY NOT BE ABLE TO MANAGE OUR GROWTH IF WE ARE SUCCESSFUL

     If we are successful and are able to grow the Company profitably, that growth could create certain additional risks. Growth can place additional burden on our management resources and financial controls. In addition, it will require us to continue to implement and refine our operating, financial and information management systems and to train, motivate and manage our employees. Our ability to attract and retain qualified people will have a significant effect on our ability to establish and maintain our position in the market, and our failure to do so could have a material adverse effect on our results of operations.


THE PUBLIC TRADING MARKET FOR OUR COMMON STOCK IS ILLIQUID AND HIGHLY SPORADIC

     While there currently exists in the over-the-counter market a limited and sporadic public trading market for our common stock, we cannot be sure that the market will improve in the future. As a result, the investors in our stock may not be able to liquidate their investment without considerable delay, if at all. If a more active market does develop, the price of our stock may be highly volatile. The over-the-counter markets for securities such as ours historically have experienced extreme price and volume fluctuations during certain periods. These broad market fluctuations and other factors, such as new product developments and trends in the Company's industry and the investment markets generally, as well as economic conditions and quarterly variations in the Company's results of operations, may also adversely affect the market price of our common stock.


FUTURE SALES OF OUR COMMON STOCK COULD ADVERSELY AFFECT THE MARKET

     Future sales of our common stock into the market may depress the market price of our common stock. We have issued common stock, options and warrants to purchase our common stock and preferred stock which is convertible into our common stock. Sales of these shares of our common stock or the market's perception that these sales could occur may cause the market price of our common stock to fall. These sales also might make it more difficult for us to sell equity or equity related securities in the future at a time and price that we deem appropriate or to use equity as consideration for future acquisitions.


FUTURE ISSUANCES OF OUR COMMON STOCK COULD DILUTE CURRENT SHAREHOLDERS

     We have the authority to issue up to 850,000,000 shares of common stock and to issue options and warrants to purchase shares of our common stock without stockholder approval. These future issuances could be at values substantially below the price paid for our common stock by our current shareholders. In addition, we could issue large blocks of our common stock to fend off unwanted tender offers or hostile takeovers without further stockholder approval.


FUTURE SALES OF PREFERRED STOCK COULD ALSO ADVERSELY AFFECT THE MARKET FOR OUR COMMON STOCK

     We have the authority to issue up to 20,000,000 shares of preferred stock without shareholder approval. The issuance of preferred stock by our Board of Directors could adversely affect the rights of the holders of our common stock. An issuance of preferred stock could result in a class of outstanding securities that would have preferences with respect to voting rights and dividends and in liquidation over the common stock and could, upon conversion or otherwise, have all of the rights of our common stock. Our Board of Directors' authority to issue preferred stock could discourage potential takeover attempts or could delay or prevent a change in control through merger, tender offer, proxy contest or otherwise by making these attempts more difficult or costly to achieve.


WE MAY INCUR EXPENSES AS A RESULT OF THE YEAR 2000 PROBLEM

     The Year 2000 problem exists because many computer programs, embedded systems and components were designed to refer to a year by the last two digits of the year, such as "99" for "1999." We believe our activities to mitigate potential Year 2000 problems have been successful. However, we cannot assure that the Year 2000 problems incurred by our vendors will not have a material adverse effect upon our business, financial condition or results of operations.


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                            ADDITIONAL INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). You may read and copy any document we file at the Commission's Public Reference Rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information on the Public Reference Rooms. You can also obtain copies of our Commission filings by going to the Commission's website at
http://www.sec.gov.
------------------

     We have filed with the Commission a Registration Statement on Form S-3 to register the shares of our common stock to be sold by the Selling Securityholders and issued pursuant to the conversion of the preferred stock and exercise of the warrants. This Prospectus is part of that Registration Statement and, as permitted by the Commission's rules, does not contain all of the information set forth in the Registration Statement. For further information with respect to us or our common stock, you may refer to the Registration Statement and to the exhibits and schedules filed as part of the Registration Statement. You can review a copy of the Registration Statement and its exhibits and schedules at the public reference room maintained by the Commission and on the Commission's website as described above.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934. This prospectus is part of a registration statement we filed with the Commission.

     1.   Our Annual Report on Form 10-KSB for the year ended January 31,
          1999; and

     2.   Our Quarterly Report on Form 10-QSB for the quarter ended May 2,
          1999.

     3. Our Proxy Statement for our Special Meeting of Shareholders held on June 5, 1999.

     4.   Our Quarterly Report on Form 10-QSB for the quarter ended August 1,
          1999.

     5. Our Quarterly Report on Form 10-QSB for the quarter ended October 31, 1999.

     You may request a copy of these filings at no charge by a written or oral request to Sissel Eckenhausen, President, Premier Concepts, Inc., 3033 South Parker Road, Suite 120, Aurora, Colorado 80114, (303) 338-1800. In addition, you can obtain these filings electronically at the Commission's worldwide website at http://www.sec.gov/edgarhp/htm.
                          -------------------------

     You should rely only on the information incorporated by reference or provided in this prospectus or any supplement to this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement to this prospectus is accurate as of any date other than the date on the front of those documents.

                          FORWARD-LOOKING STATEMENTS

     This prospectus contains statements that plan for or anticipate the future. Forward-looking statements include statements about the future of our industry, statements about our future business plans and strategies, and most other statements that are not historical in nature. In this prospectus, forward-looking statements are generally identified by the words "anticipate," "plan," "believe," "expect," "estimate," and the like. Although we believe that any forward-looking statements we make in this prospectus are reasonable, because forward-looking statements involve future risks and uncertainties, there are factors that could cause actual results to differ materially from those expressed or implied. For example, a few of the uncertainties that could affect the accuracy of forward-looking statements, besides the specific factors identified above in the Risk Factors section of this prospectus, include:

     * changes in general economic and business conditions affecting our industry;

     *    changes in our business strategies; and

     *    the level of demand for our products.

     In light of the significant uncertainties inherent in the forward-looking statements made in this prospectus, particularly in view of our early stage of operations, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans will be achieved.

                                USE OF PROCEEDS

     We will not receive any proceeds when the holders of warrants sell the warrants; nor will we receive any proceeds when persons who exercise warrants sell the underlying shares. We will receive the proceeds from the exercise of the warrants. We will use any such proceeds for general working capital purposes.

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
                              SELLING SHAREHOLDER

     This prospectus relates to the resale to the public of 27,500 shares of common stock and 55,000 warrants by the Selling Shareholder set forth below. The following table sets forth certain information with respect to persons for whom we are registering warrants and shares for resale to the public. We will not receive any of the proceeds from the sale of the shares by the Selling Shareholder. Beneficial ownership of the warrants and shares by such Selling Shareholder after this offering will depend on the number of warrants and shares sold by the Selling Shareholder. The Selling Shareholder has not had any material relationship within the past three years with us, or any of our predecessors or affiliates, except as described.


                          WARRANTS     SHARES       SHARES BENEFICIALLY
OFFERED                              OFFERED       OWNED AFTER OFFERING
                          --------    --------     ---------------------
NAME AND ADDRESS OF
BENEFICIAL OWNER          NUMBER       NUMBER      NUMBER (1)    PERCENT
-------------------       --------     -------     ----------    -------
EBI Securities, Inc. (2)  55,000         27,500         0        *

(1) Shares not outstanding but deemed beneficially owned by virtue of the individual's right to acquire them as of the date of this prospectus, or within 60 days of such date, are treated as being owned by the individual.

(2) Does not include securities owned in its capacity as market-maker of our stock. EBI acted as the underwriter in our public offering.




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                             PLAN OF DISTRIBUTION

     The owners of IPO Warrants may purchase one share of common stock by exercising two IPO Warrants and paying us the exercise price, $10.00 per share of common stock. The owners of Representatives' Share Options may obtain shares of common stock by exercising those Representatives' Share Options and paying us the exercise price, $9.00 per share. The owners of Representatives' Warrant Options may obtain IPO Warrants by exercising those Representatives' Warrant Options and paying us the exercise price, $.36 per warrant. If the IPO Warrants (including the IPO Warrants issuable upon the exercise of the Representatives' Warrant Options) and the Representatives' Shares Options are all exercised in full for a cash payment to us, we will receive a total of $4,748,140. However, the Representatives' Share Options may be exercised by surrendering Representatives' Share Options having a value equal to the difference between (i) the exercise price of the Representatives' Share Options (currently $9.00 per share) and (ii) the closing prices of our common stock on the day prior to the day the Representatives' Share Options are tendered for exchange. This is called a "cashless exercise." If holders utilize a cashless exercise to exercise Representatives' Share Options, we will not receive any cash proceeds from such exercise.

     The issuance of the shares and the warrants is not being underwritten. We will issue the shares and warrants when the IPO Warrants and the Share Options are exercised. We cannot provide any assurance that any of the warrants or options will be exercised. We will not pay any commissions or other remuneration for any activities connected to the issuance of the shares or the warrants.

     The Selling Shareholders have advised us that sales of the IPO Warrants and shares of common stock that they may receive upon exercise of IPO Warrants or Share Options may be effected from time to time in transactions (which may include block transactions) in the over-the-counter market, in negotiated transactions, through the writing of options on the common stock or a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, or at negotiated prices. The Selling Shareholders may effect such transactions by selling the common stock directly to purchasers or through broker-dealers that may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of shares of common stock for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

     The Selling Shareholders and any broker-dealers that act in connection with the sale of the IPO Warrants and shares as principals may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act and any commissions received by them and any profit on the resale of the warrants and shares as principals might be deemed to be underwriting discounts and commissions under the Securities Act. The Selling Shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act. We will not receive any proceeds from the sales of warrants or shares by the Selling Shareholders. Sales of the shares by the Selling Shareholders, or even the potential of such sales, would likely have an adverse effect on the market price of our common stock.

     The warrants and the shares are offered by the Selling Shareholders on a delayed or continuous basis pursuant to Rule 415 under the Securities Act. We have agreed to pay all expenses incurred in connection with the registration of the warrants and shares offered by this prospectus; however, that the Selling Shareholders shall be exclusively liable to pay any and all commissions, discounts and other payments to broker-dealers incurred in connection with their sale of the shares.

     To the extent required by laws, regulations or agreements we have made, we will use our best efforts to file a prospectus supplement during the time a Selling Shareholder is offering or selling warrants or shares covered by this prospectus in order to add or correct important information about the plan of distribution for the warrants and shares.


                           DESCRIPTION OF SECURITIES

     We are authorized to issue up to 850,000,000 shares of $.002 par value common stock and up to 20,000,000 shares of $.10 par value preferred stock. As of January 18, 2000, 1,551,118 shares of common stock were issued and outstanding.


COMMON STOCK

     Each holder of our common stock is entitled to one vote for each share held of record. There is no right to cumulative votes for the election of directors. The shares of common stock are not entitled to pre-emptive rights and are not subject to redemption or assessment. Each share of common stock is entitled to share ratably in distributions to shareholders and to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor. Upon liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to receive, pro rata, our assets which are legally available for distribution to shareholders. The issued and outstanding shares of common stock are validly issued, fully paid and non-assessable.


PREFERRED STOCK

     We are authorized to issue up to 20,000,000 shares of $.10 par value preferred stock. The preferred stock of the corporation can be issued in one or more series as may be determined from time to time by our Board of Directors without further stockholder approval. In establishing a series, our Board of Directors shall give to it a distinctive designation so as to distinguish it from the shares of all other series and classes, shall fix the number of shares in such series, and the preferences, rights and restrictions thereof. All shares of any one series shall be alike in every particular.
All series shall be alike except that there may be variation as to the following: (1) the rate of distribution, (2) the price at and the terms and condition son which shares shall be redeemed, (3) the amount payable upon shares for distributions of any kind, (4) sinking fund provisions for the redemption of shares, and (5) the terms and conditions on which shares may be converted if the shares of any series are issued with the privilege of conversion, and (6) voting rights except as limited by law.

     Although we currently do not have any plans to designate a series of preferred stock, there can be no assurance that we will not do so in the future. As a result, we could authorize the issuance of a series of preferred stock which would grant to holders preferred rights to our assets upon liquidation, the right to receive dividend coupons before dividends would be declared to common stockholders, and the right to the redemption to such shares, together with a premium, prior to the redemption of common stock. Common stockholders have no redemption rights. In addition, our Board could issue large blocks of voting stock to fend against unwanted tender offers or hostile takeovers without further shareholder approval.


THE IPO WARRANTS

     Two warrants entitle the holder to purchase one share of common stock at a price of $10.00. The warrant exercise price is subject to adjustment upon certain events such as stock splits, stock dividends and similar transactions. We may redeem the warrants under circumstances described below. The warrants must be exercised before 5:00 p.m., on April 21, 2000; they expire after that time. We may extend the date the warrants expire, or reduce the warrant exercise price, provided that, prior to the expiration date, we notify in writing the holders of the warrants of such extension or reduction. We do not presently contemplate any extension of the expiration date or reduction in the warrant exercise price.

     Warrant certificates may be transferred or exchanged for new certificates of different denominations at the offices of the Warrant Agent described below. The holders of warrants, as such, are not entitled to vote, to receive dividends or to exercise any of the rights of shareholders for any purpose.

     The warrants may be exercised only upon surrender of the warrant certificate at the offices of the Company with the form of "Election to Purchase" on the reverse side of the warrant certificate completed and signed, accompanied by payment of the full exercise price for the number of warrants being exercised.

     We have undertaken, and intend, to maintain a current registration statement that will permit the exercise of the warrants. Maintaining a current effective registration statement could result in substantial expense to us and there is no assurance that we will be able to maintain a current registration statement covering the shares issuable upon exercise of the warrants. The warrants may be exercised only if a registration statement is then in effect and only if the shares are qualified for sale under securities laws of the state in which the exercising warrantholder resides in a state in which the shares may be sold, or if we, and our counsel, are able to obtain valid exemptions from the foregoing requirements. The warrants may be deprived of any value if a registration statement covering the shares issuable upon exercise of the warrants cannot be filed or an exemption from such registration requirements cannot be obtained or if the shares underlying the warrants are not registered or exempted from registration in the state in which the holder of a warrant resides. In the latter event, the only option available to a holder of a warrant may be to attempt to sell his or her warrants into the market, if a market then exists and only then in compliance with applicable securities laws and restrictions on transfer.

     We have the right to call all of the warrants for redemption on 45 days' prior written notice at a redemption price of $.10 per warrant if: (i) the closing bid price of our common stock exceeds $15.00 during a period of at least 20 of the 30 trading days ending within 30 days preceding the notice of redemption; (ii) we have in effect a current registration statement covering the common stock issuable upon exercise of the warrants; and (iii) the expiration of the 45-day notice period is prior to the expiration date of the warrants. If we elect to exercise our redemption right, holders of warrants may either exercise their warrants, sell such warrants in the market or tender their warrants to us for redemption. Within five business days after the end of the 45-day period, we will mail a redemption check to each registered holder of a warrant who holds unexercised warrants as of the end of the 45 day period, whether or not such holder has surrendered the warrant certificates for redemption. The warrants may not be exercised after the end of such 45-day period.


TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the common stock is Corporate Stock Transfer, Inc., Denver, Colorado.


REPORTS TO SHAREHOLDERS

     We intend to furnish annual reports to shareholders that will include certified financial statements reported on by our certified public accountants. In addition, we may issue unaudited quarterly or other interim reports to shareholders as we deem appropriate. We will comply with the periodic reporting requirements imposed by the Securities Exchange Act of 1934.

                               LEGAL PROCEEDINGS

     The Company has been named as a defendant in a civil action filed in the Supreme Court of the State of New York, County of Onondaga on May 21, 1999. The lawsuit was brought by EkleCo, as plaintiff, against the Company, and asserts claims against the Company for rent and other sums due under the Company's commercial lease for its retail store located in the Palisades Center in West Nyack, New York. The Company denies liability and has asserted substantial counter claims against the landlord based upon breach of contract, false representation and fraud in the inducement in the Company's entering into the lease. The Company has retained local legal counsel and intends to vigorously defend the action and prosecute its counterclaims. Based upon its assessment of the facts and consultations with legal counsel, management of the Company believes that the likelihood of a material adverse outcome in the matter is remote.


                                 LEGAL MATTERS

     Neuman & Drennen, LLC of Boulder, Colorado, will pass upon the validity of the issuance of the common stock offered hereby for the Company. Clifford
L. Neuman, a partner in the firm of Neuman & Drennen, LLC, is the beneficial owner of 12,150 shares of the Company's common stock.


                                    EXPERTS

     The financial statements of the Company as of January 31, 1999 for the fiscal years ended January 31, 1999 and January 25, 1998 are included herein in reliance on the reports of Hein + Associates LLP, independent certified public accountants, and upon the authority of that firm as experts in auditing and accounting.

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You should rely only on the
information contained in this
document or that we have referred
you to.  We have not authorized
anyone to provide you with
information that is different.
This Prospectus is not an offer to
sell warrants or common stock and is not         PREMIER CONCEPTS, INC.
soliciting an offer to buy warrants
or common stock in any state where
the offer or sale is not permitted.



TABLE OF CONTENTS
                              Page

Prospectus Summary            3
Risk Factors                  5
Where You Can Find More
   Information               11
Forward-Looking Statements   12
Use of Proceeds              12
Selling Shareholder          14                    Prospectus
Plan of Distribution         15
Description of Securities    16
Legal Matters                20
Experts                      20                 February 11, 2000




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